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                                  EXHIBIT 4.5

                             MODIFICATION AGREEMENT



         Agreement of Modification made as of June 30, 1998, by and among Fresh'n Lite, Inc., a Texas corporation (the "Company"), Dominion Capital Fund, Ltd. and Sovereign Partners Limited Partnership (collectively, the "Investors").

         (Capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the 6% Convertible Debenture Subscription Agreement dated as of May 29, 1998, by and among the Company and the Investors)

                                  Witnesseth:

         WHEREAS, the Company and the Investors executed the Subscription Agreement pursuant to which the Investors agreed, among other things, to purchase an aggregate principal amount of One Million Five Hundred Thousand ($1,500,000) Dollars principal amount of B Debentures (the dollar amount subscribed to for each Subscriber is set forth on Schedule A annexed to the Subscription Agreement), on the ninetieth (90th) day following the Effective Date upon the satisfaction of several conditions;

         WHEREAS, pursuant to the Subscription Agreement the Investors purchased an aggregate principal amount of One Million Five Hundred Thousand ($1,500,000) Dollars principal amount of A Debentures;

         WHEREAS, notwithstanding the limitations on the completion of the Second Tranche set forth in Section 16 (b) of the Subscription Agreement, the Investors hereby agree to purchase an aggregate principal amount of One Million Five Hundred Thousand ($1,500,000) Dollars principal amount of B Debentures (the dollar amount subscribed to for each Subscriber is set forth on Schedule A annexed hereto), and Warrants to purchase an aggregate of seventy five thousand (75,000) shares of Common Stock; and

         WHEREAS, the Company and the Investors desire to modify certain terms of the Subscription Agreement.

         Now, therefore, in consideration of the mutual covenants, conditions and promises contained herein, the parties agree as follows:

         1. Section 16 (b) of the Subscription Agreement is hereby modified to reflect that the Investors waive the requirement pertaining to the funding of the Second Tranche on the ninetieth (90th) day following the Effective Date, and agree to purchase an aggregate principal amount of One Million Five Hundred Thousand ($1,500,000) Dollars principal amount of B Debentures
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upon the execution of, and completion of the conditions contained in, this
Modification Agreement.

         2. The Company hereby certifies that all of the representations and warranties contained in the Subscription Agreement remain true and correct in all material respects as of the date hereof.

         3. The Company hereby certifies that as of the date hereof it has satisfied each of the conditions contained in the Subscription Agreement, including but not limited to, those contained in Section 16(b) thereof, except subsections (i) and (iv) which have been modified pursuant to the terms herein.

         4. The Investors agree to waive the conditions set forth in subsections 16(b)(i) and (iv). However, the Investors do not waive the requirements contained in Section 10 of the Subscription Agreement to the extent applicable from time to time. The Company agrees to comply with Section 10 of the Agreement, and to file a Registration Statement, as required pursuant to the terms of the Registration Rights Agreement entered into between the Company and the Investors on or about May 29, 1998 (the "Registration Rights Agreement"), within twenty four hours after the execution and delivery of this Modification Agreement and the funding of the Second Tranche as contemplated herein.

         5. Curtis Swanson, the chief financial officer of the Company, hereby certifies that the Company has applied for listing of its Common Stock on the Nasdaq Small Cap Stock Market and has been orally informed by the Company's Nasdaq representative that the issuances of Securities pursuant to this Modification Agreement and the Subscription Agreement will not violate any Nasdaq Marketplace Rules. In the event the Common Stock becomes listed on the Nasdaq Small Cap Stock Market it agrees to comply with all Nasdaq Marketplace rules and maintain its listing thereon.

         6. The Investors agree that notwithstanding the terms of Sections 3 (a) and (e) of the Registration Rights Agreement, the Company's time to file the Registration Statement is hereby extended to July 1, 1998.

         7. The Investors hereby state that all of the representations and warranties contained in the Subscription Agreement remain true and correct in all material respects as of the date hereof.

         8. This Modification Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

         9. Except for the terms of this Modification Agreement, all of the terms, conditions and covenants contained in the Subscription Agreement shall remain in full force and effect.

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         IN WITNESS WHERETO, the parties hereto have executed this Modification
Agreement as of the date first set forth above.


FRESH'N LITE, INC.


By
  ----------------------------
  Name:
   Title:


                                            DOMINION CAPITAL FUND, LTD.


                                            By
                                              ----------------------------------
                                              Mark Valentine, Agent



                                            SOVEREIGN PARTNERS LIMITED
                                             PARTNERSHIP


                                            By
                                              ----------------------------------
                                              Mark Valentine, Agent




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